Exhibit 10.3

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT is entered into by and among David N. Ruckert (the “Employee”) and  FIBERSTARS, INC. (the “Company”).

Instructions To Employee.

This Severance Agreement is an important document which you should examine carefully before signing.  You are encouraged to seek the advice of anyone you need to in order to make an informed decision, including an attorney.

1.             Termination of Employment.

I resigned as Chief Executive Officer of the Company effective July 1, 2005, and understand that my employment with the Company will terminate effective September 30, 2005 (“Termination Date”).

2.             Amount of Severance Pay.

I understand that I am entitled to severance pay in the amount of $332,075.88, subject to my execution and non-revocation of an Agreement and Release in the form attached as Exhibit A.  This amount is equal to eighteen months’ base salary.    I understand that taxes and other legally required deductions will be withheld from the severance amount and that no amounts will be withheld for contribution to the Company’s 401(k) plan.  The severance will be paid in equal insallments over 36 months, beginning October 1, 2005.  If the Company closes a financing of $5 million or higher at any time prior to the 36 month period, the balance of the severance amount will be paid in a lump sum as soon as practicable following the close of the Financing, but not later than 2 months after the financing closes.

3.             Confidentiality.

On 10/16/87 I signed the agreement attached as Exhibit B regarding confidential information and intellectual property in which I agreed to protect Company confidential information both during and after my employment (“Confidentiality Agreement”).  In the course of my employment I had access to confidential Company information which I am required to keep confidential both during and after my employment.  As a condition of accepting the severance payment set forth in Section 2 above, I reaffirm my obligation to keep secret all confidential information that belongs to the Company and to comply with the terms of the enclosed Confidentiality Agreement.

4.             Property of the Company.

I agree to return all property that belongs to the Company.

5.             Section 409A.

This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code (to the extent applicable).  Should the Company in good faith determine that any benefits to be provided to me pursuant to this Agreement are subject to Section 409A, the Company may delay the payment of such benefits for at least six (6) months (or such other period as may be applicable) following my separation from service with the Company, after first notifying me of its intention to do so.

6.             Entire Agreement.

The provisions of this Agreement, the Agreement and Release attached as Exhibit A, and the Confidentiality Agreement attached as Exhibit B set forth the entire agreement between the Company and me concerning termination of my employment.  Any other promises, written or oral, are replaced by the provisions of this document, and are no longer effective unless they are contained in this document.

7.             Enforceability.

The fact that any provision of this Agreement is found invalid or unenforceable shall not affect the validity or enforceability of the remainder of this Agreement.

8.             Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, notwithstanding any California choice of laws rule to the contrary.

9.             Execution in Counterpart.

This Agreement may be executed in counterparts and will be valid even though the signatures of all parties do not appear on the same page.

By:	/s/ David N. Ruckert	Sept. 15, 2005
	Employee Signature	Date

By:	/s/ Robert A. Connors	Sept. 16, 2005
	CFO	Date
for Fiberstars, Inc.

Attachments:

Exhibit A: Agreement and Release

Exhibit B: Confidentiality Agreement

EXHIBIT A
AGREEMENT AND RELEASE

This Agreement and Release (“Agreement”), effective the 30th day of September, 2005, is entered into between David N. Ruckert  (“Employee”) and Fiberstars, Inc. (“Company”), with regard to the following:

Resignation.  Employee resigned from his position as Chief Executive Officer effective July 1, 2005, and resigns as an employee effective September 30, 2005 (the “Termination Date”).

Severance Payments.  In consideration of the covenants and promises contained in this Agreement and the Severance Agreement between the Company and Employee dated               (“Severance Agreement”), the Company will pay Employee severance in accordance with the terms of the Severance Agreement.

Release.  In consideration of the above described payments, Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Company, and all related holding, parent or subsidiary entities and Company employee benefit plans, and their affiliates, directors, officers, employees, agents, attorneys, stockholders, insurers, successors and/or assigns (“Released Parties”), from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with the Company, Employee’s resignation from his position as Chief Executive Officer and his agreement to terminate his employment as set forth in the Severance Agreement. This release shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the California Labor Code, the California Fair Employment and Housing Act, and any other statutory or common law provision relating to or affecting Employee’s employment by the Company, including any federal or state statutory provision covering any age discrimination in any form by the Company against Employee, except any claim for worker’s compensation.

Claims.  In further consideration of the above described payments and benefits, Employee irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matter release above.  It is the intention of the parties that, with the execution of this Agreement, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matter discharged herein.  Employee represents that he has not filed any complaint, charges or lawsuits against the Released Parties with any governmental agency or any court.

Unknown Claims.  Employee understands and agrees that this release extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived.  Said Section 1542 of the California Civil Code reads as follows:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding any provisions of this Agreement to the contrary, Employee does not waive any right or release any claim against the Company which claim or right arises from the Company failing to perform its undertakings as set forth in the Severance Agreement and/or may arise after the date of this Agreement.

Effect on Previous or Existing Agreements.  This Agreement is intended to resolve any and all issues between Employee and the Company, including, without limitation, any and all claims for wages, severance pay, compensation, benefits, or other aspects of the employment relationship between Employee and the Company through the date hereof.  This Agreement shall supersede and extinguish all prior employment agreements, express or implied, verbal or written, between Employee and the Company except the Severance Agreement, which is incorporated by reference herein.  In addition, this Agreement shall have no effect on the Confidentiality and Assignment of Inventions Agreement, previously signed by Employee.  This Agreement shall also not in any way supersede or affect any obligation of Employee, contractual or otherwise, with respect to the disclosure, use of protection of any proprietary or confidential information of the Company, including any trade secrets, or with respect to the disclosure and assignment of inventions made or conceived by Employee during his employment.  All previous written agreements and obligations imposed by any contract relating to the intellectual property of the Company or its subsidiary or affiliated entities shall remain in full force and effect and survive the execution of this Agreement.

Binding Effect.  Employee further declares and represents that no promise, inducement or agreement not expressed herein has been made to him and that this Agreement contains the entire agreement between the parties relating to the subject matter hereof.

Successors.  The Company and Employee understand and expressly agree that this Agreement shall bind and benefit the heirs, partners, successors, employees, directors, stockholders, officers, attorneys, affiliates, predecessors, representatives and assigns of the Company and Employee.

Publicity.  The parties hereto agree not to divulge or publicize the existence of this Agreement or the terms hereof except as may be necessary to enforce this Agreement or as may be required by law.

Interpretation.  The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.  This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted.  If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part.  To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

Arbitration of Disputes.  Any controversy involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of any alleged breach of this Agreement, will be governed by the rules of the American Arbitration Association and submitted to and settled by final and binding arbitration in Santa Clara County, California.

No Admissions.  It is agreed that this Agreement is not an admission of any liability or fault whatsoever by either the Company or Employee.

Execution and Revocation Periods.  Employee’s employment may be considered terminated as part of a group layoff.   Attached is additional information about the job titles and ages of all individuals currently selected for termination and the ages of all individuals in the same job classification not currently selected for termination.  Employee has forty-five (45) days after actual receipt of this Agreement in which to consider and execute this Agreement.  Employee has a period of seven (7) days following the execution of this Agreement in which to revoke this Agreement.  This Agreement will not become effective or enforceable, and no benefits will be paid under the Severance Agreement, until the revocation period has expired.

Counsel.  Employee acknowledges that he fully understands his right to discuss this Agreement with independent counsel of his choice, that he is encouraged to do so, that he has carefully read and fully understands this entire Agreement and that he is voluntarily entering into this Agreement.

The undersigned have executed this Agreement on this 15 day of September, 2005 at Coronado, California.

EMPLOYEE:	EMPLOYER:
/s/ David N. Ruckert	By:	/s/ Robert A. Connors
	Name:	Robert A. Connors
	Title:	CFO
Fiberstars, Inc.